SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  April 15, 1996
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                      Commission File Number 0-404
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                THE CONNECTICUT LIGHT AND POWER COMPANY
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          (Exact name of registrant as specified in its charter)


               CONNECTICUT                      06-0303850
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     (State of other jurisdiction of          (I.R.S Employer
      incorporation or organization)         Identification No.)


        SELDEN STREET, BERLIN, CONNECTICUT             06037-1616
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     (Address of principal executive officers)         (Zip Code)


                            (203) 665-5000
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         (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
    (Former name of former address, if changed since last report)

Item 5.  Other Events.

     On April 15, 1996, The Connecticut Light and Power Company ("CL&P") submitted to the Connecticut Department of Public Utility Control ("DPUC") for approval a jointly supported settlement agreement (the "Settlement") intended to resolve numerous pending contested issues among CL&P, the DPUC and the Office of Consumer Counsel ("OCC"). The parties to the Settlement are CL&P, the Prosecutorial Division of the DPUC and the OCC. The two principal objectives of the Settlement are to provide for a 20 month agreement as to retail rates and to resolve pending reviews of certain nuclear outages through March 31, 1996. The Settlement's effects on Northeast Utilities' (NU) earnings will be felt primarily in 1996 and will reduce those earnings by approximately $35 million, or $.17 per share.

Connecticut Retail Rates

     The Settlement provides for an immediate 2.5 percent decrease in customer bills to be accomplished by elimination of $45 million in uncollected deferred generation utilization adjustment clause ("GUAC") charges incurred for the 1994-1995 GUAC period and outstanding as of May
1, 1996. Pursuant to a DPUC decision issued in January 1996, CL&P has been recovering, over an 18-month period beginning in September 1995, $83 million of the GUAC costs for the 1994-1995 GUAC period and had appealed the denial
of recovery of an additional $19 million.   For further information on
decisions concerning GUAC deferrals, see "Business-Rates - Connecticut Retail Rates - CL&P Adjustment Clauses" in NU's and CL&P's 1995 Form 10-K.

     The Settlement also provides that CL&P's base rates will be frozen until at least December 31, 1997, or approximately 20 months from the earliest potential effective date of the Settlement. The Settlement provides that during the rate freeze, CL&P's target return on equity (ROE) will be
10.7 percent, but the Settlement does not alter CL&P's allowed ROE of 11.7 percent. One-third of earnings above the target ROE will be refunded to customers. For further information on CL&P's ROE, see "Business-Rates - Connecticut Retail Rates" in NU's and CL&P's 1994 Form 10-K. During the period of the rate freeze, CL&P will amortize a minimum of $200 million of future customer liabilities, in addition to that amount estimated to be
amortized in such period absent the Settlement.   These liabilities are
referred to in the Settlement as "regulatory and strandable assets" and consist of at least $97 million in 1996 and at least $103 million in 1997. These amounts may be higher (up to an additional aggregate of $39 million), depending upon CL&P earnings. CL&P and the DPUC may agree to extend the base rate freeze into 1998 and beyond, in which case additional write-offs at an annual target rate of $117 million would occur. Under the Settlement, government-mandated nuclear decommissioning, conservation and cogeneration deferrals will be amortized first, followed by certain deferred income tax liabilities associated with CL&P's generation assets.

     The Settlement does not affect the DPUC's ongoing investigation of the adoption of a fuel clause designed to track and recover all costs of energy incurred to serve customers, which would supersede the current GUAC and fossil fuel adjustment clause ("FAC"). It is expected that during the transition period from the effective date of the Settlement to the DPUC's decision in the energy clause proceeding (expected in June 1996), the net effect of the FAC, the GUAC and a transitional deferred fuel accounting mechanism provided for in the Settlement will be as though CL&P has a fully-tracking fuel clause. However, the Settlement provides that if the DPUC takes any action in the energy clause docket which increases CL&P's risk of non-recovery of fuel expenses or which could reduce earnings that would have been used to accelerate the amortization of regulatory assets, CL&P has a one-time opportunity to withdraw from its future obligations under the Settlement and to cease mitigation of regulatory assets within 60 days. In such event, which CL&P does not anticipate will occur, the base rate freeze would also end.

     Additionally, under the proposed Settlement, all litigation among the parties that potentially could affect CL&P's rates, including the CL&P and OCC appeals from CL&P's 1993 rate case decision, appeals of the decisions concerning the 1992-1993 and 1993-1994 GUAC periods and OCC's appeal of the DPUC guidelines adopted in 1995 allowing additional flexibility in negotiating special rates with electric customers, will be terminated. For further information on these proceedings, see "Business-Rates - Connecticut Retail Rates," "Business - Nuclear Generation" and "Legal Proceedings" in NU's and CL&P's 1995 Form 10-K.

Nuclear Performance Issues

     The second feature of the Settlement is to resolve the issue of the
recovery of costs incurred prior to March 31, 1996   associated with nuclear
outages. In the Settlement, CL&P has agreed not to seek recovery from its customers of approximately $115 million in uncollected costs incurred in connection with outages prior to March 31, 1996. In addition, the Settlement calls for an end to all pending nuclear operating prudence review proceedings over which litigation has been ongoing. For further information on the DPUC's investigations into the prudence of certain costs associated with outages at various nuclear units located in Connecticut, see "Business-Rates - Connecticut Retail Rates" and "Business-Electric Operations - Nuclear Generation" in NU's and CL&P's 1995 Form 10-K.

     CL&P has also agreed not to seek recovery for approximately $20 million of unrecovered costs associated with its nuclear performance enhancement program ("PEP") initiated in 1992, which amount is included with the $115 million discussed above, and for incremental Nuclear Regulatory Commission ("NRC") billings resulting from the placement of Millstone Station on the NRC's "watch list" in late January 1996. For information on the recent NRC actions in connection with Millstone Station, see "Part II - Other Information" in NU's and CL&P's Current Reports on Form 8-K dated March 30, 1996 and for information on PEP, see "Business - Electric Operations - Nuclear Generation" in NU's and CL&P's 1994 Form 10-K.

     NU is continuing to evaluate the ongoing costs of replacement power and other direct costs incurred in connection with the NRC's heightened scrutiny of Millstone Station and the DPUC's authority over the recovery of such costs is unaffected by the Settlement. While it is too early to estimate the total amount of replacement power and other costs that will result from the Millstone outages, management believes that there is a significant exposure to non-recovery of a material amount of the total costs.

Other Issues

     The Settlement does not affect the DPUC's statutory four year review of CL&P's rates that is expected to occur in the second half of 1997, but such review, should it occur, is unlikely to materially affect CL&P's rates in 1997. Furthermore, issues to be addressed by the DPUC in future restructuring proceedings regarding competition and retail wheeling are not affected by the Settlement. For further information on competition and cost recovery in CL&P's retail service area, see "Business - Competition and Marketing" and "Business - Rates - Connecticut Retail Rates" in NU's and CL&P's 1995 Form 10-K.




                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          THE CONNECTICUT LIGHT AND POWER COMPANY
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                                        Registrant




Date  April 15, 1996             By   /s/John B. Keane
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                                        John B. Keane
                                   Vice President and Treasurer